Exhibit 5.1

ATIF Holdings Limited Room 3803 Dachong International Centre 39 Tonggu Road Nanshan district, Shenzhen China	D: +44 1534 514000
E: simon.schilder@ogier.com

Ref: SIS/EFH//175987.00003

12 June 2020

Dear Sirs

ATIF Holdings Limited (company number 1857285) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act), and the base prospectus (the Prospectus) included therein, relating to securities to be issued and sold by the Company from time to time. Such securities include:

(a)	ordinary shares of the Company with a par value of US$0.001 per share (the Ordinary Shares);

(b)	Class A preferred shares of the Company with a par value of US$0.001 per share (the Preferred Shares);

(c)	debt securities of the Company, which may include senior debt securities, subordinated debt securities, senior convertible debt securities and subordinated convertible debt securities of the Company (collectively the Debt Securities), each series of Debt Securities to be issued under note indentures to be entered into by the Company and the trustee for such Debt Securities (the Note Indentures);

(d)	warrants to subscribe for Ordinary Shares, Preferred Shares, or Debt Securities (or any combination thereof) in the Company (the Warrants) to be issued under warrant agreements to be entered into between the Company and the warrant agent for such Warrants thereunder (the Warrant Agreements); and

Ogier Ritter House, Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 7300 F +1 284 852 7450 ogier.com	A list of Partners may be inspected on our website

(e)	units which may be comprised of one or more of the other securities described above (the Unit) to be issued under a unit agreement (the Unit Agreement) between the Company and a unit agent to be specified therein, if any.

The Ordinary Shares, Preferred Shares, Warrants, Debt Securities, and Units are hereinafter referred to collectively as the Shelf Securities. The Warrant Agreements, Note Indentures and Unit Agreements are referred to herein collectively as Governing Documents.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

We have reviewed copies of the following documents:

1.1	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registry) on 29 May 2020, as updated by an update search on 11 June 2020;

1.2	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 29 May 2020, as updated by an update search on 11 June 2020,

(each of the searches in 1.1 and 1.2 together, the Public Records);

1.3	a registered agent's certificate issued by the Company's registered agent dated 11 June 2020 (the Registered Agent's Certificate);

1.4	the written resolutions of the board of directors of the Company passed on 11 June 2020 (the Resolutions); and

1.5	the Registration Statement.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied upon the following assumptions, which we have not independently verified:

2.1	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

2.2	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

2.3	the Note Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Unit Agreements and the Units have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws;

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2.4	copies of documents or records provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

2.5	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

2.6	the Resolutions remain in full force and effect;

2.7	the accuracy and completeness of the Registered Agent's Certificate and the Director's Certificate as at the date hereof;

2.8	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records;

2.9	the Company will receive money or money's worth in consideration for the issue of the Ordinary Shares, and none of the Ordinary Shares will be issued for less than their par value;

2.10	the Company will receive money or money's worth in consideration for the issue of the Preferred Shares, and none of the Preferred Shares will be issued for less than their par value.

2.11	there is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and duly authorised, executed and delivered Governing Documents;

2.12	the Company will have sufficient unissued authorised shares to effect the issue of the Ordinary Shares at the time of issuance.

2.13	the applicable Governing Documents and the Debt Securities, the Warrants and the Units will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands);

2.14	the choice of the laws of the State of New York as the governing law of the Governing Documents and the Debt Securities, the Warrants and the Units, will be made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the British Virgin Islands);

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2.15	the capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under Note Indentures and Debt Securities, the Warrants and the Warrant Agreements and the Units and the Unit Agreements;

2.16	the Debt Securities, the Warrants and the Units will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered Note Indenture, Warrant Agreement and Unit Agreement.

2.17	the Note Indentures and the Debt Securities, the Warrants and the Warrant Agreements and the Units and the Unit Agreements will be, or have been, duly executed and delivered by an authorised person of the parties thereto;

2.18	no monies paid to or for the account of the Company in respect of the Ordinary Shares, the Debt Securities, the Warrants, or the Units represent, or will represent proceeds of criminal conduct or criminal property or terrorist property;

2.19	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York;

2.20	the issue of (i) the Ordinary Shares, (ii) Preferred Shares, (iii) the Debt Securities under the Note Indentures, (iv) the Warrants under the Warrant Agreements, and (v) the Units under the Unit Agreement will be of commercial benefit to the Company;

2.21	that no other event occurs after the date hereof which would affect the opinions herein stated; and

2.22	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Ordinary Shares, the Debt Securities, the Warrants or the Units.

3	Opinion

Based upon, and subject to, the foregoing assumptions and the qualifications expressed below, we are of the opinion that:

3.1	The Company is a company duly incorporated as a company limited by shares under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

3.2	The Company is authorised to issue 1,000,000,000,000 shares of US$0.001 par value.

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3.3	With respect to the Ordinary Shares, when (i) the board of directors of the Company (the Company's Board) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Ordinary Shares has been recorded in the Company's register of members (shareholders); and (iii) the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Company's Board, the Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable.

3.4	With respect to the Preferred Shares, when (i) Company's Board has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Preferred Shares has been recorded in the Company's register of members (shareholders); and (iii) the subscription price of such Preferred Shares (being not less than the par value of the Preferred Shares) has been fully paid in cash or other consideration approved by the Company's Board, the Preferred Shares will be duly authorised, validly issued, fully paid and non-assessable.

3.5	As a general rule, in the absence of a contractual arrangement to the contrary and subject to the limitations described below, the liability of a shareholder of a British Virgin Islands company which has been incorporated as a company limited by shares is limited to the amount from time to time unpaid in respect of the shares he holds. A British Virgin Islands company has a legal personality separate from that of its shareholders, and is separately liable for its own debts due to third parties. A shareholder will not be subject to any liability in the British Virgin Islands in respect of any liability of the Company by virtue only of holding any shares in the Company, or to make any further contribution to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3.6	With respect to each issue of Debt Securities, when (i) the Company's Board has taken all necessary corporate action to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Note Indenture relating to the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and (iii) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Note Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Note Indenture will have been duly executed, issued and delivered.

3.7	With respect to each issue of Warrants, when (i) the Company's Board has taken all necessary corporate action to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorised, and will constitute legal, valid and binding obligations of the Company.

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3.8	With respect to each issue of Units, when (i) the Company's Board has taken all necessary corporate action to authorise and approve the creation and terms of the Units and to approve the issue of any Shelf Securities which are components thereof, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder; (iii) a Warrant Agreement shall have been duly authorised and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, in respect of any Warrants which are components of the Units; (iv) a Note Indenture shall have been duly authorised and validly executed and unconditionally delivered by the Company and all relevant parties thereunder, in respect of any Debt Securities which are components of the Units, and (v) the Units and any Shelf Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the Unit Agreement relating to the Units, (B) the applicable Warrant Agreement relating to any Warrants which are components of the Units, (C) the applicable Note Indenture relating to any Debt Securities which are components of the Units, and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and issued, and will constitute legal, valid and binding obligations of the Company.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

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(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the sections of the Registration Statement under the headings "Legal Matters" and "Enforceability of Civil Liabilities" and elsewhere in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

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